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                                                               EXHIBIT NO. 15.2


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

  We are aware that Plains All American Pipeline, L.P. has included our report dated September 23, 1998 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Prospectus constituting part of its Registration Statement on Form S-1 to be filed on or about November 16, 1998. We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,

PricewaterhouseCoopers LLP

San Francisco, California

November 16, 1998